July 20, 1998

Mr. William Arnett
SysGold
450, 250 6th Avenue SW
Calgary, Alberta
T2P 3H7

Dear Mr. Arnett,

Please find enclosed your copy of the Solution Provider contract signed by both yourself and IBM. Also attached is your Focus `98 letter.

Your contract dates are now as indicated on the contract:

Contract Start Date: July 17, 1998 Renewal Date: July 16, 2000

We value you as an IBM Business Partner and wish you every success in your business.

If you have any questions please call your IBM Representative.

Yours truly

Mathew Ensoll
BP Contract Administration
(905)316-1192
Attachment

IBM Canada Ltd.

Subject: Focus 98 is Available to You on the Web

Dear Business Partner Owner/Principal

We are pleased to announce that Focus 98, your complete guide to IBM's incentive and support programs, is now available on the Business Partner Home Page. Visit the site at http://www.can.ibm.com/ibmpartners/Programs for all the details on our 1998 programs.

Please make your staff aware that our website is the source for 1998 program information. In response to Business Partner requests for the information in an electronic format we will not be publishing hard copies of Focus 98. All programs applicable to your organization can easily be printed as needed and you will be sure to get the most current information as we will update the website as required.

Here are some of the highlights of what you'll see when you visit the website. (Not all programs will apply to all Business Partner so please refer to the "Who is Eligible to Participate" section for each program.)

* The Business Plan, which acknowledges your agreement to specific IBM commitments Is available to all Business Partners.

* IBM's business development funding is known by many names depending on your Business Partner relationship. This funding is based on a percentage of your revenue and allows you to invest in the growth of your IBM business.

* Performance Bonuses continue to provide leverage for meeting and exceeding your Business Plan commitments.

* The Customer Satisfaction Program, which includes the `Express Survey offering, Thomas J. Watson Award Program and Customer First!

* Recognition programs continue to recognize our outstanding Business Partners as measured against a consistent set of criteria. -

We believe the 1998 Focus Program acts as a solid foundation for us to be mutually successful. If you have questions on Focus 98 programs please contact your IBM representative.

Once you have visited the website we'd like to know what you think. On each and every page within the "Programs" section, you will be provided with the opportunity to send immediate feedback to us. Simply click on the feedback button and let us know what you like and what could use some fine tuning. Unlike the hard copy Focus booklets of previous years which were static once published, we can update the site as required. Please help us to make the website work for you.

Martin P. Griscti
Manager, Channel Incentive Programs
IBM Canada Ltd.
(905) 316-4169

IBM Business Partner Agreement for Solution Providers

SysGold Ltd. - IBM Canada Ltd.

1. Marketing Approval

As our IBM Business Partner - Solution Provider, we approve you under the terms of this Agreement to market Products and Services specified in this Agreement to End Users. You acquire such Products and Services from an IBM Distributor. We may specify the type of account or specific industry codes to which you may market Products and Services. When you do so, you agree that, at a minimum, 80% of your annual IBM system unit revenue will be to those accounts. Certain Products we make available to your IBM Distributor are eligible for marketing in both canada and the United States. Your IBM Distributor will advise you of those Products which are eligible for export between canada and the United States.

2. Definitions

End User is anyone, who is not part of the Enterprise of which you are a part, who uses Services or acquires Products for its own use and not for resale. Enterprise is any legal entity and the subsidiaries it owns by more than 50%. Machine is a machine, its features, conversions, upgrades, elements, accessories, or any combination of them. The term `Machine' includes an IBM Machine and any non-IBM Machine (including other equipment) that we approve you to market. Product is a Machine or Program. Program is an IBM Program or a non-IBM Program provided under its applicable license terms, that we approve you to market. Service is the performance of a task, provision of advice and counsel, assistance, or use of a resource that we approve you to market.

3. Value Added Enhancement

For Products we specify to your IBM Distributor, you are required to have a solution which is a value added enhancement that we approve and specify and which significantly adds to the Product's function and capability. You agree to market Products and Services only with your approved value added enhancement as part of an integrated solution for End Users. certain Products we specify do not require a value added enhancement.

In the event we withdraw approval of your value added enhancement, we also withdraw your approval as an IBM Business Partner for that value added enhancement.

We may, at any time, modify the criteria for approval of your value added enhancement You are responsible to modify your value added enhancement to meet these criteria.

You agree to market Products, including processor upgrades requiring a processor serial number change, only to End Users for whom your value added enhancement is their primary reason for acquiring the Products. A sale to an End User without a value added enhancement, when required, is a material breach of the Agreement

However, your value added enhancement is not required to be the End User's primary reason for acquiring upgrades to systems you previously installed with your enhancement and where your enhancement is still in productive use. Upgrades include processor upgrades (non-serial number change), peripherals and programs.

Unless we specify otherwise in writing, you may market upgrades only to those End Users where you have installed your value added enhancement, and who intend on-going use of that value added enhancement.

4. Our Relationship

Each of us agrees that:

       1. each of us is responsible for our own expenses regarding fulfillment of our responsibilities and obligations under the terms of this Agreement;

       2. neither of us will assume or create any obligations on behalf of the other or make any representations or warranties about the other, other than those authorized;

       3. neither of us will bring a legal action against the other more than two years after the cause of action arose unless otherwise provided by local law without the possibility of contractual waiver;

       4. failure by either of us to insist on strict performance or to exercise a right when entitled does not prevent either of us from doing so at a later time, either in relation to that default or any subsequent one; and

       5. IBM may change the terms of this Agreement on one month's written notice. otherwise, for any other change to be valid, both of us must agree in writing. changes are not retroactive. Additional or different terms in a communication from you are void; and

       6. IBM reserves the right to assign, in whole or in part, this Agreement to any other IBM related company.

5. Your Responsibilities To IBM

You agree:

       1. to develop a mutually acceptable business plan with us or your IBM Distributor, as we specify, if we require one. Such plan will document your marketing plans as they apply to our relationship. IBM or your IBM Distributor will review the plan, at a minimum, once a year;

       2. to provide us, or our representative, with access to your facilities in order for us to fulfill our obligations and to review your compliance with the Agreement;

       3. to use demonstration and development Products primarily in support of your Product marketing activities, and to use internal use Products only within your Business Partner operations;

       4. to comply with all terms regarding Program upgrades;

       5. your rights under this Agreement are not property rights and, therefore, you can not transfer them to anyone else or encumber them in any way;

       6. to maintain the criteria we specified when we approved you;

       7. for a Program requiring the End User's signature on the Program's license agreement, to obtain the signature before providing the Program to the End User, and return any required documentation to your IBM Distributor (all other Programs are licensed under the terms of the agreement provided with them);

       8. to retain records of each Product and Service transaction (for example, a sale, a credit or a warranty claim) for three years and provide us relevant records on our request. We may reproduce and retain copies of these records;

       9. to provide information, including installation reporting, to us or your IBM Distributor, as we require your Distributor to provide to us;

       10. to report to us any suspected Product defects or safety problems, and to assist us in tracing and locating Products;

       11. to comply with the highest ethical principles in performing under the Agreement You will not offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of wrongfully influencing decisions in favor of IBM, directly or indirectly. IBM may terminate this Agreement immediately in case of
a) a breach of this clause or b) when IBM reasonably believes such a breach has occurred; and

       12. that the products and deliverables you market in conjunction with IBM Products and Services are Year 2000 Ready. A product (for example, a machine or program) or a deliverable is Year 2000 Ready if the product or deliverable, when used in accordance with its associated documentation, is capable of correctly processing, providing and/or receiving date data within and between the twentieth or twenty-first centuries, provided that all products used with the product or deliverable properly exchange accurate date data with it.

6. Your Responsibilities To End Users

You agree to:

       1. be responsible for customer satisfaction and to participate in customer satisfaction programs as we determine;

       2. refund the amount paid for a Product returned to you because the End User returned it to you under the terms of its warranty or did not accept the terms of the license. You may return such Products to the IBM Distributor from whom you acquired them, for credit;

       3. develop a plan agreed to by the End User, for installation and post installation support for the offering you market. For Products and Services we approve you to market, support includes your being the primary contact for Product information, technical advice and operational advice associated with the offering. You may delegate these support responsibilities for Products and Services, and any other associated products, to another IBM Business Partner who is approved to market such Products. If you do, you retain customer satisfaction responsibilities. Alternatively, such support responsibilities will be provided by IBM if you market the applicable IBM Services to the End User. If you do, we assume customer satisfaction responsibilities for such support;

       4. provide a dated written record, such as a sales receipt or an invoice, which specifies the End User's name, the part number or Machine type/model, and serial number, if applicable;

       5. inform your End User, in writing, who the warranty provider is, if other than yourself, and of any other applicable Warranty information, as well as any modification you or the IBM Distributor make to a Product and advise that such modification may void the warranty;

       6. inform your End User that the sales receipt (or other documentation we may specify, such as Proof of Entitlement if it is required) will be necessary for proof of warranty entitlement and for Program upgrades;

       7. provide to your End Users the Program Services the IBM Distributor provides to you; and

       8. assist the End User~to achieve productive use of your solution and the Products and Services you marketed.

7. Status Change

You agree to give us prompt written notice (unless precluded by law or regulation) of any substantive change or anticipated change to the information supplied in your application. Upon notification of such change, (or in the event of failure to give notice of such change) IBM may, at its sole discretion, immediately terminate this Agreement.

8. Marketing Funds and Promotional Offerings

We may provide marketing funds and promotional offerings. If we do, you agree to use them according to our guidelines and to maintain records of your activities regarding the use of such funds and offerings for three years. We may withdraw or recover marketing funds and promotional offerings from you if you breach any terms of the Agreement. Upon notification of termination of the Agreement, marketing funds and promotional offerings will no longer be available for use by you, unless we specify otherwise in writing.

9. Production Status

Each IBM Machine is manufactured from new parts, or new and used parts. In some cases, the IBM Machine may not be new and may have been previously installed. You agree to inform your End User of these terms, in writing Regardless of the IBM Machine's production status, IBM's warranty terms apply. Warranty information is available from your IBM Distributor.

10. Warranty Service

If we approve you to provide Warranty Service, you agree to do so for those Products specified and according to the guidelines provided to you.

11. Marketing of Services

The following are the conditions under which you may market Services, which your Distributor makes available to you:

       1. if you marketed a Product to the End User; or

       2. regardless of whether you marketed a Product to the End User, you may market the Services we specify in this Agreement.

You may market Services on eligible non-IBM Products regardless of whether you marketed a Machine or Program to the End User.

Marketing of Services for a Fee

If you market an IBM Service which is eligible for a fee and which your IBM Distributor makes available to you, we will pay the fee to your IBM Distributor. Alternatively, if such IBM Service is not available from your IBM Distributor, but is available to you from us, we will pay the fee to you.

In either case we pay the fee when 1) you identify the opportunity and perform the marketing activities, 2) you provide the order and any required documents signed by the End User, and 3) a standard Statement of Work is used and there are no changes, and no marketing assistance from us is required.

Additionally, for Services we specify, and which are not available from your IBM Distributor, we will pay you a fee when you provide us a lead and the following criteria are met 1) it is submitted on the form we provide to you, 2) it is for an opportunity which is not known to us, and 3) it results in the End User ordering the Service from us within six months from the date we receive the lead from you.

We will not pay you the fee if 1) the machine or program is already under the applicable Service, 2) we have an agreement with the End User to place the machine or program under the applicable Service, or 3) the Service was terminated by the End User within the last six months.

Remarketing of Services

We provide terms in an applicable Attachment governing your remarketing of Services the End User purchases from you and which we perform under the terms of the IBM Service agreement signed by the End User.

Shrink-wrap Services are performed under the terms of the agreement provided with them. If the terms of the agreement are not visible on the shrink-wrap package, you agree to provide (or, if applicable, request your Remarketer to provide) the Services terms to the End User before such Services are acquired by the End User.

12. Marketing of Financing

If we approve you on the signature page of this Agreement, you may market our Financing Services for Products and Services and any associated products and services you market to the End User. If you market our Financing Services, we will pay a fee if specified in the Business Partner Financing Fee Schedule.

We provide Financing Services to End Users under the terms of our applicable agreements signed by the End User. You agree, that for the items that will be financed, 1) you will promptly provide us, or your Distributor, as we specify, any required documents including invoices, with serial numbers, if applicable,
2) the supplier will transfer clear title to us, and 3) you will not transfer to us any obligations under your agreements with the End User.

We will make payment for the items to be financed when the End User has initiated financing and acknowledged acceptance of the items being financed. Payment will be made to you, your Distributor, or the supplier, as appropriate.

13. Export

You may actively market Products and Services only within the geographic scope specified in this Agreement. You may not market outside this scope, and you agree not to use anyone else to do so. If a customer acquires a Product for export, our responsibilities, if any, under this Agreement no longer apply to that Product unless the Product's warranty or license terms state otherwise. You agree to use your best efforts to ensure that your customer complies with all export laws and regulations including those of the United States and the country specified in the Governing Law Section of this Agreement, and any laws and regulations of the country in which the Product is imported or exported. Before your sale of such Product, you agree to prepare a support plan for it and obtain your customer's agreement to that plan. Within one month of sale, you agree to provide us with the customer's name and address, Machine type/model and serial number, date of sale, and destination country. We exclude these Products from any of your attainment objectives and qualification for applicable promotional offerings and marketing funds.

14. Licensed Internal Code

Machines ("Specific Machines") containing Licensed Internal Code will be identified to you by the IBM Distributor. We grant the rightful possessor of a Specific Machine a license to use the code (or any replacement we provide) on, or in conjunction with, only the Specific Machine, designated by serial number, for which the code is provided. We license the code to only one rightful possessor at a time. You agree that you are bound by the terms of the separate license agreement that is provided to you.

Your Responsibilities

You agree to inform your customer and record on the sales receipt, that the Machine you provide is a Specific Machine. The license agreement must be provided to the customer before the sale is finalized.

15. Machine Code

For certain Machines we may provide basic input/output system code, utilities, diagnostics, device drivers, or microcode (collectively called "Machine Code"). This Machine Code is licensed under the terms of the agreement provided with it.

16. Trademarks

We will notify you in written guidelines of the IBM Business Partner title and emblem which you are authorized to use. You may not modify the emblem in any way. You may use our Trademarks (which include the title, emblem, IBM Trademarks and service marks) only:

       1.     within the geographic scope of this Agreement;

       2. in association with Products and Services we approve you to market; and

       3.     as described in the written guidelines provided to you.

The royalty normally associated with non-exclusive use of the Trademarks will be waived, since the use of this asset is in conjunction with marketing activities supporting sales of Products and Services. You agree to promptly modify any advertising or promotional materials that do not comply with our guidelines. If you receive any complaints about your use of a Trademark, you agree to promptly notify us. When this Agreement ends, you agree to promptly stop using our Trademarks. If you do not, you agree to pay any expenses and fees we incur in getting you to stop. You agree not to register or use any mark that is confusingly similar to any of our Trademarks. Our Trademarks. and any goodwill resulting from your use of them, belong to us.

17. Liability

Circumstances may arise where, because of a default or other liability, one of us is entitled to recover damages from the other. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply as your exclusive remedy and our exclusive liability.

We are responsible for the amount of any actual direct loss or damage arising from our negligence or breach of this Agreement, up to the greater of $100,000 or the charges for the Product or Service that is the subject of the claim.

Under no circumstances (except as required by law) are we liable for third-party claims against you for losses or damages, or for special, incidental, or indirect charges, or for any economic consequential damages (including lost profits or savings) even if we are informed of their possibility.

In addition to damages for which you are liable under law and the terms of this Agreement, you will indemnify us for claims made against us by others (particularly regarding statements, representations, or warranties not authorized by us) arising out of your conduct under this Agreement or as a result of your relations with anyone else.

18. Electronic Communications

Each of us may communicate with the other by electronic means, and such communication is acceptable as a signed writing to the extent permissible under applicable law. Both of us agree that for all electronic communications, an identification code (called a "user lD") contained in an electronic document is sufficient to verify the sender's identity and the document's authenticity.

19. ConfidentIal Information

This section comprises a Supplement to the IBM Agreement for Exchange of Confidential Information (AECI). Confidential Information' means:

       1.     all information IBM marks or otherwise states to be confidential,

       2.     any of the following prepared or provided by IBM:
              a.  sales leads,
              b.  information regarding End Users,
              c.  unannounced information about Products and Services,
              d.  business plans, or
              e.  market intelligence, and

       3. any of the following written information you provide to us on our request and which you mark as confidential

              a.  reporting data,
              b.  financial data, or
              c.  the business plan.

All other information exchanged between us is nonconfidential, unless disclosed under a separate Supplement to the IBM Agreement for Exchange of Confidential Information.

20.    Ending the Agreement

Either of us may terminate this Agreement, with or without cause, on three months' written notice. If, under applicable law, a longer period is mandatory, then the notice period is the minimum notice period allowable.

If we terminate for cause we may, at our discretion, allow you a reasonable opportunity to cure. If you fail to do so, the date of termination is that specified in the notice.

However, if either party breaches a material term of the Agreement, the other party may terminate the Agreement on written notice. Examples of such breach by you are if you do not maintain customer satisfaction; if you repudiate this Agreement; or if you make any material misrepresentations to us. You agree that our only obligation is to provide the notice called for in this section and we are not liable for any claims or losses if we do so.

If the relationship between you and your named IBM Distributor ends, or the relationship between IBM and that Distributor ends, and you reapply with a new IBM Distributor to continue as our Business Partner, you must notify us within two months 60 days of the name of your new IBM Distributor. We will review your application to source Products from this IBM Distributor and advise the new IBM Distributor when the application is approved.

You agree that if we permit you to perform certain activities after this Agreement ends, you will do so under the terms of this Agreement.

21. Geographic Scope

All the rights and obligations of both of us are valid only in Canada.

22. Governing Law

The laws of the Province of Ontario govern this Agreement. The `United Nations Convention on the International Sale of Goods' does not apply.

Contract Start Date: July 17, 1998    Renewal Date: July 16, 2000

Unless we specify otherwise in writing, the Agreement will be renewed automatically for subsequent two year periods. Each of us is responsible to provide the other three months' written notice if the Agreement will not be renewed.

Products and Services you are approved to market

                                    Value Added                                   Value Added
                                    Enhancement                                   Enhancement
Products(1)                         Required (yes/no)   Product                   Required (yes/no)
AS/400 9401                         No                  AS/400 9402/9404          Yes
AS/400 9406 mdis:600.62012175       Yes                 PC Products               No
S1O,S20.170

(1) When we approve you to market these Products, you are also approved to market their associated Product Services.

If you are approved to market the following Services, you may do so without the requirement to have marketed a Machine or

Program to the End User.

Additional Terms

Attachment for Services Marketing for Solution Provider or Reseller
Yes  Form 1030

Minimum Annual Attainment:

When the following Section is completed, you agree to meet the following:

                               Minimum Annual
                               Attainment                        Measurement
Product                        Volume/Revenue                    Period Dates

AS/400 Products                $70K                              annual
PC Products                    n/a                               n/a

You acquire Products and Services you market from the IBM Distributors specified (personal computer Products may be acquired from any IBM approved Distributor).

Distributor: Name and address (if required) of Distributor:

Product:      A51400 Products
Distributor:  JBA International Ltd.
Address:      80 Tiverton Court. Suite 700
              Markham. Ontario
              L3R 004

Value added enhancement description:

*Energy Warehouse for the oil and gas industry, which operates on the AS/400 Entry, includes at a minimum: Oil Production Load Module, Gas Production Load Module, Report Wizard and ESSBase datawarehousing for petroleum*

This Agreement is the complete agreement regarding this relationship, and replaces any prior oral or written communications between us. Once this Agreement is signed, 1) any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, to the extent permissible under applicable law, and 2) all Products and Services you market and Services you perform under this Agreement are subject to it.

If you have not already signed an Agreement for Exchange of Confidential Information (AECI), your signature on this Agreement includes your acceptance of the AECI.

Agreed to: (IBM Business Partner name)       Agreed to:

SysGold Ltd.                                 IBM Canada Ltd.

Name: William Arnett                         Name: Wayne Flanigan

Date: 14th July 1998                         Date: July 17/98

IBM Business Partner no.: IRA759             IBM address:
IBM Business Partner address:                IBM Canada Ltd.
450,250 8th Avenue SW                        3800 Steeles Ave. E.
Calgary, Alberta                             Markham, Ontario
T2P 3H7                                      L3R 9Z7

SysGold Ltd. - IBM Canada Ltd.

Agreement for Exchange of Confidential Information

This Agreement and its Supplements are the complete and exclusive agreement regarding our disclosures of Information, and replace any prior oral or written communications between us. By signing below for our respective enterprises, each of us agrees to the terms of this Agreement. Once signed, any reproduction made by reliable means (for example, photocopy or facsimile) is considered an original.

Agreed to:                                   Agreed to:

SysGold Ltd.                                 IBM Canada Ltd.

450, 250 6th Avenue SW                       AS/400
Calgary, Alberta                             3600 Steeles Avenue East
T2P 3H7                                      Markham, Ontario
                                             L3R 9Z7

By:                                          By:

Name: William Arnett                         Name: Wayne Flanigan

Title: VP                                    Title: Natl. Sales Mgr., Midrange

Date: 14th July 1998                         Date: July 17/98

Customer No.:

SysGold Ltd. - IBM Canada Ltd. 2

Our mutual objective under this Agreement is to provide appropriate protection for Confidential Information (Information) while maintaining our ability to conduct our respective business activities. Each of us agrees that the following terms apply when one of us (Discloser) discloses Information to the other (Recipient) under this Agreement.

1.0    Table of Contents

       1.1    Associated Contract Documents                           2
       1.2    Disclosure                                              2
       1.3    Obligations                                             3
       1.4    Confidentiality Period                                  3
       1.5    Exceptions to Obligations                               4
       1.6    Residual Information                                    4
       1.7    Disclaimers                                             4
       1.8    General                                                 5

1.1 Associated Contract Documents

Each time one of the parties wishes to disclose specific Information to the other, the Discloser will issue a Supplement to this Agreement (Supplement) before disclosure.

The Supplement will identify the Recipient's person designated to be its Point of Contact for the disclosure and will contain the Initial and Final Disclosure Dates. If either of these dates is omitted from the Supplement, such date will be deemed to be the actual date of disclosure. Information becomes subject to this Agreement on the Initial Disclosure Date. The Supplement will also contain a nonconfidential description of the specific Information to be disclosed and any additional terms for that Information.

The only time Recipient and Discloser are required to sign the Supplement is when it contains additional terms. When signatures are not required, the Recipient indicates acceptance of Information under the terms of this Agreement by participating in the disclosure, after receipt of the Supplement.

1.2 Disclosure

The Discloser and the Recipient's Point of Contact will coordinate and control the disclosure. Information will be disclosed either:

       *      in writing:
       *      by delivery of items:
       * by initiation of access to Information, such as may be contained in a data base: or
       *      by oral and/or visual presentation.

Information should be marked with a restrictive legend of the Discloser. If Information is not marked with such legend or is disclosed orally:

       * the Information will be identified as confidential at the time of disclosure; and
       * the Discloser will promptly provide the Recipient with a written summary.

1.3 Obligations

The Recipient agrees to:

       * use the same care and discretion to avoid disclosure, publication or dissemination of the Discloser's Information as it uses with its own similar information that it does not wish to disclose, publish, or disseminate; and

       * use the Discloser's Information for the purpose for which it was disclosed or otherwise for the benefit of the Discloser.

       The Recipient may disclose Information to:

       1. its employees and employees of its Related Companies who have a need to know. A Related Company is any corporation, company, or other entity

          * more than 50 percent of whose voting shares are owned or controlled directly or indirectly by Recipient,

          * which owns or controls, directly or indirectly, more than 50 percent of voting shares of Recipient, or

          * more than 50 percent of whose voting shares are under common ownership or control, directly or indirectly, with the voting shares of the Recipient.

          However, any such corporation, company, or other entity is considered to be a Related Company only so long as such ownership or control exists.

          Voting shares are outstanding shares or securities representing the right to vote for the election of directors or other managing authority or an ownership interest representing the right to make decisions for an entity.

       2. any other party with the Discloser's prior written consent.

Before disclosure to any of the above parties, the Recipient will ensure there is a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement.

For purposes of the remaining terms of this Agreement, the word "Recipient" includes Related Companies.

The Recipient may disclose Information to the extent required by law. However, the Recipient will give the Discloser prompt notice to allow the Discloser a reasonable opportunity to obtain a protective order.

1.4 Confidentiality Period

Information disclosed pursuant to this Agreement will be subject to the terms of this Agreement for two years following the Final Disclosure Date.

1.5 Exceptions to Obligations

The Recipient may disclose, publish, disseminate, and use Information that is:

       * already in its possession without obligation of confidentiality;

       * developed independently;

       * obtained from a source other than the Discloser without obligation of confidentiality;

       * publicly available when received, or thereafter becomes publicly available through fault of the Recipient; or

       * disclosed by the Discloser to another party without obligation of confidentiality.

1.6 Residual Information

The Recipient may disclose, publish, disseminate, and use the ideas, concepts, know-how and techniques, related to the Recipient's business activities, which are contained in the Discloser's Information and retained in the memories of Recipient's employees who have had access to the Information pursuant to this Agreement (Residual Information).

Nothing contained in this Section gives the Recipient the right to disclose, publish, or disseminate, except as set forth elsewhere in this Agreement:

       *      the source of Residual Information;

       *      any financial, statistical or personnel data of the Discloser; or

       *      the business plans of the Discloser.

1.7 Disclaimers

THE DISCLOSER PROVIDES INFORMATION WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND.

The Discloser will not be liable for any damages arising out of the use of Information.

Neither this Agreement nor any disclosure of Information grants the Recipient any right or license under any trademark, copyright or patent now or hereafter owned or controlled by the Discloser.

For greater certainty, the Discloser may change or cancel, at any time, any business plans in its Information and the use of such Information is at the Recipient's own risk.

The receipt of Information pursuant to this Agreement will not preclude, or in any way limit, the Recipient from:

* providing to others products or services which may be competitive with products or services of the Discloser;
* providing products or services to who compete with the Discloser; or
* assigning its employees in any way may choose.

1.8 General

This Agreement does not require either party to disclose or to receive Information.

Neither party may assign, or otherwise transfer, its rights or delegate its duties or obligations under this Agreement without prior written consent. Any attempt to do so is void.

The Recipient will comply with all applicable government export and import laws and regulations.

Only a written agreement signed by both of us can modify this Agreement.

Either party may terminate this Agreement by providing one month's written notice to the other. Any terms of this Agreement which by their nature extend beyond its termination remain in effect until fulfilled, and apply to respective successors and assignees.

If there is a conflict between the terms of this Agreement and a Supplement, those of the Supplement prevail. Except as modified by a Supplement, the terms of this Agreement remain in full force and effect.

This Agreement is governed by the laws in the Province of Ontario.

* * * END * * *

IBM Business Partner Agreement

Attachment for Services Marketing
for Solution Provider or Reseller

SysGold Ltd. - IBM Canada Ltd.

The following terms govern your marketing of Services you acquire from your iBM Distributor and which the End User purchases from you and which we perform under the terms of the IBM Agreement for Services Acquired from an IBM Business Partner (IBM Service Agreement). We provide additional terms to you, if any, in specific Service Attachments, or transaction documents.

1. IBM Services

Services may be either standard offerings or customized to the End User's specific requirements. Each Service transaction may include one or more Services that:

1. expire at task completion or an agreed upon date;

2. automatically renew as another transaction with a specified contract period. Renewals will continue until the Service is terminated; or

3. do not expire and are available for use until either of us terminates the Service, or we withdraw the Service.

If we make a change to the terms of a renewable Service that affects the End User's current Service Agreement contract period and the End User considers it unfavorable and you advise your Distributor, who is responsible to advise us in writing, we will defer the change until the end of that contract period.

2. Service Charges

Prepaid Services must be used within the applicable contract period. If we withdraw a Service which has been prepaid, and we have not fully provided such Service, we will give a prorated refund to your Distributor. Otherwise, we do not give credits or refunds for unused prepaid Services.

If an End User is eligible for a credit under the terms of the IBM Service Agreement (for example, a satisfaction guarantee credit, or a credit for withdrawn Services not fulfilled), you agree to ensure the applicable credit is issued to the End User. Your Distributor will issue the appropriate credit to you.

You may market Services we make available to your Distributor on a recurring-charge basis, only on a recurring charge basis.

3. Notices

Each of us agrees to give the other a copy, through your Distributor, of notices or requests received from or sent to an End User, applicable to the IBM Service Agreement.

You agree to ensure certain Service Attachments and transaction documents, if any, are made available to End Users for their signature, if required. Such documents may have terms in addition to those we specify in the IBM Service Agreement.

4. Services Requirements Changes

During the Service period you may update the requirements, including adding Products to be covered by the Service, as well as increasing the Service requirements. We will adjust our invoicing to your Distributor accordingly. Check with your Distributor to determine if you will incur an additional charge.

5. Termination of Services

If either IBM or the End User does not meet its obligations concerning a Service, the other party may terminate the Service. We will inform your Distributor of any such termination.

You may terminate an expiring or renewable Service transaction. Check with your Distributor to determine if you will incur a charge for such termination.

For a Service the End User terminates, you agree to ensure we are provided one month's written notice from the End User. For a Service you decide to terminate, you agree to provide one month's written notice to us and the End User.


* * * END * * *